Exhibit 99.1

Community Health Systems, Inc. Provides Update on FTC and SEC Review Processes

FRANKLIN, Tenn.—October 9, 2013 – Community Health Systems, Inc. (NYSE: CYH) (“CHS”) announced today that on September 30, 2013 it received a request for additional information and documentary materials (“Second Request”) from the Federal Trade Commission (“FTC”) in connection with CHS’ pending acquisition of Health Management Associates, Inc. (NYSE: HMA) (“HMA”). The request for information and documents from the FTC was issued under notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”).

A Second Request is a standard part of the FTC review process, and was anticipated by CHS. The effect of the Second Request is to extend the review period imposed by the HSR Act.

CHS intends to fully cooperate with the FTC’s review and obtain clearance for the transaction as expeditiously as possible. The transaction is subject to approval by HMA stockholders and the satisfaction of customary closing conditions and regulatory approvals, including expiration or termination of the applicable waiting period under the HSR Act.

In addition, CHS announced today that on October 4, 2013 it received a letter from the United States Securities and Exchange Commission (the “SEC”) indicating that the SEC has not reviewed and will not review CHS’s Registration Statement on Form S-4 containing the prospectus of CHS registering the shares of CHS common stock to be issued in its merger with HMA and the proxy statement of HMA for the solicitation of proxies from HMA stockholders for the approval of the transaction.

As previously disclosed, on September 24, 2013, CHS and HMA amended their merger agreement to permit the new HMA board of directors to retain additional financial advisors to assist them in an evaluation of the merger consistent with the terms of the merger agreement. CHS anticipates the evaluation of the merger by the HMA board of directors will be completed prior to mid-November 2013. Once the evaluation is completed, CHS expects to have the Registration Statement on Form S-4 declared effective by the SEC, HMA to mail definitive proxies to its stockholders shortly thereafter, and HMA to hold a special meeting of its stockholders to consider the transaction by the end of the year.

CHS expects that the pending transaction will be completed in the first quarter of 2014.

About CHS

Located in the Nashville, Tennessee, suburb of Franklin, Community Health Systems, Inc. is one of the largest publicly-traded hospital companies in the United States and a leading operator of general acute care hospitals in non-urban and mid-size markets throughout the country. Through its subsidiaries, CHS currently owns, leases or operates 135 hospitals in 29 states with an aggregate of approximately 20,000 licensed beds. Its hospitals offer a broad range of inpatient and outpatient medical and surgical services. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.”

Important Information and Where to Find It

In connection with the proposed transaction, CHS has filed with the SEC a registration statement on Form S-4 that includes a preliminary proxy statement of HMA and a preliminary prospectus of CHS. CHS and HMA plan to file a definitive proxy statement/prospectus and other relevant documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CHS, HMA AND THE MERGER. When completed and available, the definitive proxy statement/prospectus and a form of proxy will be mailed to stockholders of HMA. These materials and other documents filed with the SEC will be available at no charge at the SEC’s website at www.sec.gov. In addition, stockholders will be able to obtain copies of the definitive proxy statement/prospectus (when they become available) and other documents filed with the SEC from CHS’s website at www.chs.net or and HMA’s website at www.hma.com or by directing such request to CHS at 4000 Meridian Boulevard, Franklin, Tennessee 37067, Attention: Investor Relations, or to HMA at 5811 Pelican Bay Boulevard, Naples, Florida 34108, Attention: Investor Relations.

CHS, HMA and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the merger. Information regarding CHS’s directors and executive officers is available in CHS’s proxy statement filed with the SEC on April 5, 2013 in connection with its 2013 annual meeting of stockholders, and information regarding HMA’s directors and executive officers is available in HMA’s preliminary proxy statement contained in the registration statement on Form S-4 filed by CHS with SEC on September 24, 2013.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

Certain statements contained in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the expected timing of the completion of the merger, the benefits of the merger, including future financial and operating results, the combined company’s plans, objectives, expectations and other statements that are not historical facts. Such statements are based on the views and assumptions of the management of CHS and HMA and are subject to significant risks and uncertainties. Actual future events or results may differ materially from these statements. Such differences may result from the following factors: the ability to close the transaction on the proposed terms and within the anticipated time period, or at all, which is dependent on the parties’ ability to satisfy certain closing conditions, including the receipt of governmental approvals; the risk that the benefits of the transaction, including cost savings and other synergies may not be fully realized or may take longer to realize than expected; the impact of the transaction on third-party relationships; actions taken by either of the companies; changes in regulatory, social and political conditions, as well as general economic conditions. Additional risks and factors that may affect results are set forth in HMA’s and CHS’s filings with the Securities and Exchange Commission, including each company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2012.

The forward-looking statements speak only as of the date of this communication. Neither CHS nor HMA undertakes any obligation to update these statements.

Contacts:

Community Health Systems, Inc.

Investor Relations:

W. Larry Cash, 615-465-7000

Executive Vice President & Chief Financial Officer

Or

Media Relations:

Tomi Galin, 615-628-6607

Vice President, Corporate Communications